Exhibit (d)(2)

                                   Schedule A
                      To the Investment Advisory Agreement
                           Between HighMark Funds and
                        HighMark Capital Management, Inc.
                        Effective as of December 1, 2007

Name of Fund                                                           Compensation*
------------                                                           -------------
U.S. Government Money Market Fund                                      0.300%
Diversified Money Market Fund                                          0.300%
100% U.S. Treasury Money Market Fund                                   0.300%
Bond Fund                                                              0.500%
California Tax-Free Money Market Fund                                  0.300%
Large Cap Growth Fund                                                  0.600%
Balanced Fund                                                          0.600%
Value Momentum Fund                                                    0.600%
California Intermediate Tax-Free Bond Fund                             0.500%
Small Cap Value Fund                                                   1.000%
Core Equity Fund                                                       0.600%
Large Cap Value Fund                                                   0.600%
National Intermediate Tax-Free Bond Fund                               0.500%
Income Plus Allocation Fund                                            0.175%
Growth & Income Allocation Fund                                        0.175%
Capital Growth Allocation Fund                                         0.175%
Diversified Equity Allocation Fund                                     0.175%
Short Term Bond Fund                                                   0.400%
Small Cap Advantage Fund                                               0.950%
International Opportunities Fund
         Up to $250 Million                                            0.950%
         Over $250 Million and not greater than $500 Million           0.900%
         Over $500 Million and not greater than $1 Billion             0.850%
         Over $1 Billion                                               0.800%
Cognitive Value Fund
         Up to $500 Million                                            0.750%
         Over $500 Million                                             0.700%
Enhanced Growth Fund
         Up to $500 Million                                            0.750%
         Over $500 Million and not greater than $1 Billion             0.700%
         Over $1 Billion                                               0.650%


HIGHMARK FUNDS             HIGHMARK CAPITAL MANAGEMENT, INC.

By: /s/ Pamela O'Donnell                     By: /s/ Earle A. Malm II
    ----------------------                       ----------------------
Title:  Treasurer                            Title:  President and CEO
      --------------------                         --------------------
Date:   10/25/07                             Date:   10/25/07
     ---------------------                        ---------------------

* Reflects annual rate based on average daily net assets of the Fund. All fees are computed daily and paid monthly.